Exhibit 10.31
THE AARON’S COMPANY, INC.
AMENDED AND RESTATED
2020 EQUITY AND INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”) is made and entered into as of the ____ day of _________, 202__ by and between THE AARON’S COMPANY, INC. (the “Company”) and [DIRECTOR NAME] (“Grantee”).
WITNESSETH:
WHEREAS, the Company maintains The Aaron’s Company, Inc. Amended and Restated 2020 Equity and Incentive Plan (the “Plan”), and Grantee has been selected by the Compensation Committee of the Board (the “Committee”) to receive a grant of Restricted Stock Units under the Plan, subject to the terms and conditions of the Plan and this Agreement.
NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:
1.     Award of Restricted Stock Units
1.1    The Company has granted to Grantee an award of [NUMBER OF RSUs] Restricted Stock Units (“RSUs”), subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement and in the Plan. The grant date of this Award of RSUs is [GRANT DATE] (“Grant Date”).
1.2    This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.
1.3    This Award is conditioned on Grantee’s acceptance of this Agreement. If this Agreement is not accepted by Grantee within one (1) month of Grantee’s receipt of the Agreement, it may be canceled by the Committee resulting in the immediate forfeiture of all RSUs. Acceptance of the Award may be evidenced by electronic means acceptable to the Committee.
2.     Restrictions; Vesting
2.1    Subject to Sections 2.2, 2.3, and 2.4 below, if Grantee remains a Non-Employee Director (as defined in the Plan, “Director”) of the Company, Grantee shall become fully vested in the RSUs on May 8, 2020 (the “Vesting Date”).
2.2    If Grantee ceases to serve as a Director of the Company due to death or Disability, all unvested RSUs shall become fully vested and nonforfeitable as of the date of the Director’s death or cessation of service due to Disability.
2.3    Except as provided in Section 2.2 or Section 2.4, if Grantee resigns or is removed as a Director of the Company prior to the Vesting Date (for any reason including retirement), the RSUs shall vest with respect to a pro rata number of shares of Common Stock (“Shares”) calculated as (a) the number of months Grantee served as a Director from the Grant Date through the date of Grantee’s separation from service, divided by (b) 12. All unvested RSUs shall be forfeited and all rights of Grantee to such unvested RSUs shall be terminated as of such separation from service as a Director.
2.4    Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to Grantee’s Vesting Date, all RSUs not yet forfeited shall become fully vested and nonforfeitable as of the date of the Change in Control.
3.     Settlement
3.1    Subject to the requirements of Section 14 below, vested RSUs shall be settled on, or as soon as practicable and no later than sixty (60) days after, the earliest to occur of (a) the date Grantee ceases to serve as a Director and incurs a separation from service (as determined under Section 409A of the Code), (b) the date of a Change in Control that qualifies as a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (each as defined in Section 409A of the Code), or (c) the date of Grantee’s death. Settlement of the RSUs shall be made by delivering to Grantee a number of Shares equal to the number of vested RSUs, rounded down to the nearest whole number of Shares, with any fractional Share paid in cash based on the closing price of a Share on the trading day immediately prior to the applicable payment date. In the case of settlement due to Grantee’s death, the Shares shall be delivered to Grantee’s beneficiary or personal representative of Grantee’s estate as soon as practical and no later than sixty (60) days after Grantee’s date of death.
3.2    The Company may deliver the Shares by the delivery of physical stock certificates or by certificateless book-entry issuance. The Company may, at the request of Grantee or the personal representative of Grantee’s estate, deliver the Shares to Grantee’s or the estate’s broker-dealer or similar custodian and/or issue the Shares in “street name,” either by delivery of physical certificates or electronically.
4.     Stock; Dividend Equivalents; Voting
4.1    Except as provided in Section 4.3, Grantee shall not have voting rights, rights to dividends or any other rights as a shareholder of the Company with respect to the RSUs until the date on which the Shares underlying the RSUs are issued or transferred to Grantee.
4.2    The RSUs and the number of Shares issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 4.3 of the Plan.
4.3    From and after the Grant Date and until the earlier of (a) the time when the RSUs become vested and are paid in accordance with the terms of this Agreement or (b) the time when Grantee’s right to receive Shares in payment of the RSUs is forfeited in accordance with the terms of this Agreement, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, Grantee shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate.
4.4    The issuance and transfer of Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. A legend may be placed on any certificate(s) or other document(s) delivered to Grantee indicating restrictions on transferability of the Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Company’s Shares are then listed.
5.     Nontransferability
The RSUs are personal to Grantee and the RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Any such purported transfer or assignment shall be null and void.
6.     No Right to Continued Service as a Director
Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of services as a Director of the Company; nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate at any time Grantee’s service as a Director, subject to Grantee’s rights under this Agreement.
7.     Taxes
Grantee shall be responsible for all federal, state and local income and employment taxes payable with respect to this Award of RSUs and the delivery of Shares or cash in satisfaction of the RSUs.
8.     Plan Documents; Grantee Bound by the Plan
Grantee hereby acknowledges that a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K are available on the Company’s intranet site or upon request. Grantee agrees to be bound by all the terms and provisions of the Plan.
9.    Modification of Agreement
    No provision of this Agreement may be materially amended or waived unless agreed to in writing and signed by the Committee (or its designee). Any such amendment to this Agreement that is materially adverse to Grantee shall not be effective unless and until Grantee consents, in writing or by electronic means, to such amendment (provided that any amendment that is required to comply with Code Section 409A shall be effective without consent). The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

10.    Severability
Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms. In the event it is determined by a court of competent jurisdiction that any restrictive covenant set forth in this Agreement is excessive in duration or scope or is otherwise unenforceable as drafted, it is the intent of the parties that such restriction be modified by the court to render it enforceable to the maximum extent permitted by law.

11.    Governing Law
The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof. Any action arising under or related to this Agreement shall be filed exclusively in the state or federal courts with jurisdiction over Cobb County, Georgia and each of the parties hereby consents to the jurisdiction and venue of such courts.
12.    Successors in Interest
This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns. Without limiting Section 5 hereof, this Agreement shall inure to the benefit of Grantee’s legal representatives. Without limiting Section 5 hereof, all obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon Grantee’s heirs, executors, administrators and successors.
13.    Resolution of Disputes
Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee (or its designee). Any determination made by the Committee hereunder shall be final, binding and conclusive on Grantee and the Company for all purposes.
14.    Code Section 409A
This Agreement and this award of RSUs is intended to be exempt from, or comply with, Code Section 409A and the regulations and guidance promulgated thereunder (“Section 409A”). This Agreement shall be interpreted and administered by the Committee (or its designee) as it determines necessary or appropriate in accordance with Section 409A to avoid a plan failure under Code Section 409A(a)(1). Specifically, if any RSU is subject to Section 409A, (a) no payment of Shares that is payable upon Grantee’s separation from service as a Director will be payable unless and until Grantee incurs a separation from service as defined in Section 409A, and (b) if Grantee is a specified employee as determined under Section 409A, any settlement of the RSUs by payment of Shares that is payable upon Grantee’s separation from service, rather than upon a fixed date or due to death, shall be subject to the six-month delay rules of Section 409A to the extent necessary to comply with Section 409A. The Company does not guarantee any particular tax treatment, and Grantee is solely responsible for any taxes owed as a result of this Agreement and these RSUs.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
THE AARON’S COMPANY, INC.

By:

By signing below or by accepting this award of RSUs as evidenced by electronic means acceptable to the Committee, Grantee hereby (i) acknowledges that a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K are available from the Company’s intranet site or upon request, (ii) represents that Grantee is familiar with the terms and provisions of this Agreement and the Plan, and (iii) accepts the award of RSUs subject to all the terms and provisions of this Agreement and the Plan using an online grant agreement/e-signature. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors upon any questions arising under the Plan. Grantee consents to the delivery of documents and other communications by electronic means.
GRANTEE:

[DIRECTOR NAME]